SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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NEW BRUNSWICK SCIENTIFIC CO., INC.
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NEW BRUNSWICK SCIENTIFIC CO., INC.
44 Talmadge Road
Edison, New Jersey 08817

_______________

NOTICE OF THE 2006 ANNUAL MEETING OF SHAREHOLDERS

MAY 30, 2006
_______________

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of New Brunswick Scientific Co., Inc., a New Jersey corporation (the "Corporation"), will be held at the Clarion Hotel, 2055 Lincoln Highway (Route 27), Edison, New Jersey, on Tuesday, May 30, 2006 at 10:00 A.M. Eastern Daylight Saving Time, for the following purposes:

1.	To elect three Class I directors of the Corporation to terms of three years.

2.	To approve and adopt an amendment to the Corporation’s Employee Stock Purchase Plan increasing the number of authorized shares by 100,000.

3.	To approve and adopt an amendment to the New Brunswick Scientific Co., Inc. 2001 Nonqualified Stock Option Plan for Officers and Key Employees increasing the number of authorized shares by 100,000.

4.	To transact such other business as may properly come before the meeting and any and all adjournments thereof.

     The Board of Directors has fixed the close of business on April 12, 2006, as the record date for the determination of shareholders who are entitled to notice of, and to vote at, the meeting. A copy of the Annual Report of the Corporation for the year ended December 31, 2005 is included herein.

By Order of the Board of Directors

ADELE LAVENDER
Secretary

April 13, 2006

ALL SHAREHOLDERS ENTITLED TO VOTE AT THE MEETING ARE REQUESTED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. A RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE, IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THIS PURPOSE.

1

NEW BRUNSWICK SCIENTIFIC CO., INC.
44 Talmadge Road
Edison, New Jersey 08817

_____________________

PROXY STATEMENT
_____________________

2006 ANNUAL MEETING OF SHAREHOLDERS

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors to be used at the Annual Meeting of Shareholders of New Brunswick Scientific Co., Inc., a New Jersey corporation (the "Corporation"), to be held at the Clarion Hotel, 2055 Lincoln Highway (Route 27), Edison, New Jersey, on Tuesday, May 30, 2006 at 10:00 A.M., Eastern Daylight Saving Time. This Proxy Statement and enclosed form of proxy are being sent to shareholders commencing on or about April 14, 2006.

     You are requested to complete, date and sign the accompanying proxy and return it promptly in the enclosed envelope. Proxies duly executed and received in time for the meeting will be voted in accordance with the directions thereon at the meeting. Such proxies may, nevertheless, be revoked at any time prior to the voting thereof by filing a written notice of revocation with the Secretary of the Corporation. Please note that mere presence at the meeting will not be effective to revoke a proxy. If you attend the meeting and wish to revoke your proxy, you still must deliver written notice to the Secretary of the Corporation before the voting thereof.

     The Board of Directors has fixed the close of business on April 12, 2006, as the record date for the determination of shareholders who are entitled to notice of, and to vote at, the meeting. As of the record date, the Corporation had outstanding 9,126,514 shares of Common stock, the holders of which are entitled to one vote per share.

ITEM 1. ELECTION OF DIRECTORS

     The Corporation's Certificate of Incorporation provides for classification of the Board of Directors into three classes with staggered terms of office. Three Class I directors have terms expiring at the 2006 Annual Meeting. The Certificate of Incorporation provides that the number of directors in each of the three classes be apportioned so as to maintain the number of directors in each class as nearly equal as possible. Therefore, three directors designated as Class I directors are to be elected at the 2006 Annual Meeting and serve terms of three years. As a result, each class shall have three directors.

Nominees for Directors

     The persons named on the enclosed proxy will vote such proxy for the nominees listed below and on the proxy except where authority has been withheld as to a particular nominee or as to all such nominees. The Board of Directors has no reason to believe that any of the nominees for the office of director will not be available for election as a director. However, should any of them become unwilling or unable to accept nomination for election, it is intended that the individuals named in the enclosed proxy may vote for the election of such other persons as the Board of Directors may nominate. A majority of the votes cast by holders of Common stock is required for approval of these proposals. Abstentions and broker non-votes are not counted as votes cast on any matter to which they relate.

     The following table presents the name, age and principal occupation of each nominee and present director.

			First
			Became a
Name	Age	Principal Occupation	Director In
Nominees for Terms Expiring at the 2006 Annual Meeting (Class I)

Kenneth Freedman(1)	47	General Manager and Director/Treasurer of Auricle	1999
		Communications
Peter Schkeeper(2)(3)	61	President of Schkeeper, Inc.	1999
Ernest Gross(2)	87	Attorney in Private Practice	1984

Terms Expiring at the 2007 Annual Meeting (Class II)

Daniel S. Van Riper(2)	65	Independent Financial Consultant	2001
Dr. David Pramer(2)(4)	83	Executive Assistant for Research Policy and Administration,	1962
		Rutgers University
Joel Jaffe(2)	59	Senior Vice President and Treasurer of Care One, LLC	2004

Nominees for Terms Expiring at the 2008 Annual Meeting (Class III)

David Freedman (1)	85	Chairman of the Board and Chief Executive Officer of the	1958
		Corporation
Dr. Jerome Birnbaum(2)	66	Pharmaceutical R&D Consultant	2000
James T. Orcutt	48	President and Chief Operating Officer of the Corporation	2001
____________________
(1)	Kenneth Freedman is the son of David Freedman.

(2)	Independent director pursuant to the NASDAQ listing standards for independence.

(3)	Lead independent director.

(4)	Dr. Pramer was previously a director of the Corporation from 1962 to 1976. He was appointed a director again on April 11, 1989.

Business Experience of Directors

     David Freedman serves as Chairman of the Corporation's Board of Directors, a position he has held since the Corporation was incorporated in 1958. Mr. Freedman previously served as President and Chief Executive Officer of the Corporation until his resignation from that position on May 1, 1989. Mr. Freedman was reappointed as Chief Executive Officer in 2000. Mr. Freedman is also a director of PharmaSeq, Inc., a privately held company.

     Jerome Birnbaum, Ph.D. is a pharmaceutical R&D Consultant and is a Co-founder of Achillion Pharmaceuticals, Inc., a development stage biotechnology company. Previously, Dr. Birnbaum was employed by Merck and Co., Inc. from 1966-1987 in various positions culminating as Vice President, Microbiology and Agricultural Research. From 1987 until his retirement in January 2000 he was employed in various positions by Bristol-Myers Squibb Company culminating as Senior Vice President, Strategic R&D Operations.

     James T. Orcutt was employed by the Corporation in May, 2000 as President of the Life Science division and served in that capacity until his appointment as President of the Corporation on September 10, 2001. Mr. Orcutt was further appointed as Chief Operating Officer of the Corporation on February 23, 2004. Prior to joining the Corporation, Mr. Orcutt spent 5 years as Senior Vice President of Sales, Marketing and Development with Boekel Industries and 12 years with Barnstead/Thermolyne in various sales and marketing management positions. Prior to his employment with Barnstead/Thermolyne he was employed as a project engineer and a field engineer.

     Kenneth Freedman has, since February 1992, been employed by Auricle Communications, a not-for-profit corporation dedicated to radio programming. From 1985 to 1991 he was the Station Manager of WFMU-FM in East Orange, New Jersey.

     Peter Schkeeper has, since January 1, 1993, been the President of Schkeeper Inc., a professional engineering inspection services company. From 1972 to 1992 Mr. Schkeeper was employed by Valcor Engineering Corporation in a number of different positions ending with division President.

     Ernest Gross is an attorney-at-law who retired in 1984 from Rutgers University where he had been a Professor and Associate Director of the Institute of Management and Labor Relations from 1971 to 1983.

     Daniel S. Van Riper is an independent financial consultant. From January 2002 to June 2005 he was a special advisor to management of Sealed Air Corporation, a leading global manufacturer of a wide range of food, protective and specialty packaging materials and systems. From July 1, 1998 until January 1, 2002, he was Senior Vice President and Chief Financial Officer of Sealed Air. Prior to joining Sealed Air, Mr. Van Riper spent 36 years with KPMG LLP, a major independent audit and accounting firm, including 26 years as a partner. Mr. Van Riper is also a director of three other publicly traded companies, 3D Systems Corp., DOV Pharmaceutical Inc. and Hubbell Incorporated.

     David Pramer, Ph.D. has had a 53-year career at Rutgers University, New Brunswick, New Jersey. Dr. Pramer had served as a Professor of Microbiology and until 1994 he also served as Associate Vice President of the University responsible for corporate liaison activities and transfer of University research technology to government and industrial users. From 1980 to 1988, he was the Director of the Waksman Institute of Microbiology, a research and educational unit within the University. Dr. Pramer currently holds the position of Executive Assistant for Research Policy and Administration at the University.

     Joel Jaffe has been Senior Vice President and Treasurer of Care One, LLC, a long-term care provider that owns and operates skilled nursing homes and assisted living facilities since October 2005. From March 2004 to September 2005, he was Treasurer of Aveta Pharmacy Services, LLC, a company that supplies pharmacy services to long-term care institutions and other institutional health care facilities since March 2004. From May 2003 to March 2004 he was Treasurer of Partners Healthcare, LLC, a subsidiary of Aveta Pharmacy Services. From April 1999 to April 2003 he was Executive Vice President and Treasurer of Care One, LLC, a long-term care provider that owns and operates skilled nursing homes and assisted living facilities in New Jersey. From January 1998 to April 2003 Mr. Jaffe was Treasurer of a company that managed the investments of a wealthy family. From May 1995 to December 1997 Mr. Jaffe was Senior Vice President and Treasurer of The Multicare Companies, Inc., a publicly traded company that owned and operated skilled nursing homes that provided long-term care and specialty medical services. Prior to joining The Multicare Companies, Mr. Jaffe spent 27 years with KPMG, LLP, a major independent audit and accounting firm, including 16 years as a partner. Mr. Jaffe serves as Chairman of the Corporation’s audit committee and has been designated by the Board of Directors as a financial expert.

BOARD OF DIRECTORS’ MEETINGS, COMMITTEES AND FEES

     The Corporation’s Board of Directors held a total of seven meetings during the year ended December 31, 2005, all directors attended 80% or more of the meetings of the Board and meetings of committees of the Board on which they served. All Board members are expected to attend the Corporation’s annual meetings. At the Corporation’s 2005 annual meeting, all members of the Board and nominees for election to the Board were present.

     The standing committees of the Board of Directors include the Corporate Governance and Compensation Committee, the Audit Committee, the Executive Committee and the Nominating Committee.

Corporate Governance and Compensation Committee

     The Charter of the Corporate Governance and Compensation Committee of the Board of Directors is available on the Corporation’s website at http://www.nbsc.com. Please note that the information on the Corporation’s website is not incorporated by reference in this Proxy Statement.

     The Corporate Governance and Compensation Committee is comprised of four members, all of whom are Non-employee Directors. The members of the Corporate Governance and Compensation Committee are Ernest

Gross (Chairman), Dr. David Pramer, Dr. Jerome Birnbaum and Daniel S. Van Riper, all of whom meet the independence requirements of NASDAQ. The committee reviews the Corporation’s policies with respect to employment, pension benefits and stock option plans and recommends modifications to such policies. This committee also administers the Corporation’s Stock Option Plan for Officers and Key Employees, reviews the compensation of the Corporation’s executive officers and the compensation and stock options of Directors and makes recommendations for decisions thereon by a majority of the independent directors.

     Among its other responsibilities, this committee makes recommendations to the Corporation’s Board of Directors from time to time as to matters of corporate governance, and reviews and assesses the Corporation’s Corporate Governance Guidelines. The Corporate Governance and Compensation Committee met four times during the year ended December 31, 2005.

Audit Committee

     The Charter of the Audit Committee of the Board of Directors is attached hereto as Appendix “A” and is also available on the Corporation’s website at http://www.nbsc.com. Please note that the information on the Corporation’s website is not incorporated by reference in this Proxy Statement. The Charter of the Audit Committee requires that it be comprised of at least three members, all of whom are Non-employee Directors and at least one of whom is an “audit committee financial expert” as defined by the Securities Exchange Commission. The members of the Audit committee are Joel Jaffe (Chairman), Ernest Gross and Peter Schkeeper, all of whom meet the independence requirements of NASDAQ and of the Securities and Exchange Commission. The Board has determined that Mr. Jaffe is an Audit Committee Financial Expert.

     The Audit Committee has the sole and direct authority to engage, appoint, evaluate, compensate and replace the independent auditors, and it reviews and approves in advance all audit, audit related and non-audit services performed by the independent auditors. The Audit Committee meets with management regularly to consider the adequacy of the Corporation’s internal controls and financial reporting process and the reliability of the Corporation’s financial reports to the public. This committee also meets with the independent auditors and with the Corporation’s appropriate financial personnel regarding these matters. The independent auditors meet privately with this committee and have unrestricted access to the committee. The Audit Committee also examines the independence and performance of the independent auditors. In addition to its other responsibilities, the Audit Committee reviews the Corporation’s critical accounting policies, its annual and quarterly reports on Forms 10-K and 10-Q, and its earnings releases before they are published. The Audit Committee held six meetings during the year ended December 31, 2005. See---“Report of the Audit Committee” on page 13 of this Proxy Statement for more information.

Executive Committee

     The Executive Committee, consisting of Messrs. Freedman, Schkeeper, Gross and Pramer, handles certain matters that do not require action by the full Board and represents the interests of the Board in connection with matters arising between Board meetings. The Executive Committee met eleven times during the year ended December 31, 2005.

Nominating Committee

     The Nominating Committee Charter is available on the Corporation’s website at http://www.nbsc.com. Please note that the information on the Corporation’s website is not incorporated by reference in this Proxy Statement. The Nominating Committee Charter requires that the committee be comprised of at least three members, all of whom must be Non-employee Directors and meet the independence requirements of NASDAQ. The Nominating Committee, consisting of Drs. Pramer (chairman), Birnbaum, and Mr. Schkeeper, met one time during the year ended December 31, 2005. This committee acts as a screening committee for candidates considered for election to the Board. In this capacity it concerns itself with the composition of the Board with respect to depth of experience, balance of professional interests, required expertise and other factors and evaluates prospective nominees identified by the committee on its own initiative or referred by other Board members, management, shareholders or external sources. Names of prospective candidates must be submitted in writing to the Secretary of the Corporation by December 22, 2006 for referral to the committee. Any shareholder who wishes to make a nomination at an annual or special meeting for the election of directors must do so in compliance with the procedures set forth in the Committee’s Charter.

Executive Sessions

     Non-management independent directors meet regularly in executive sessions without management. Non-management independent directors are those who are not corporate officers and exclude Kenneth Freedman, the son of David Freedman who is deemed not to be independent. Executive sessions are led by a “Lead Director” who coordinates the activities of the other independent directors and performs such other duties and responsibilities as the Board of Directors may determine, including scheduling of meetings of the independent directors and providing liaison between the independent directors and the Chief Executive Officer. An executive session is held in conjunction with each regularly scheduled Board Meeting and other sessions may be called by the Lead Director in his own discretion or at the request of at least two independent directors. Mr. Schkeeper has been designated as the Lead Director.

Contacting the Board of Directors

     Any shareholder who wishes to contact any member of the Board of Directors may do so electronically by sending an e-mail to the following address: bdofdirectors@nbsc.com. Alternatively, a shareholder can contact any member of the Board by writing to Board of Directors, New Brunswick Scientific Co., Inc. 44 Talmadge Road, Edison, NJ 08817. Communications received electronically or in writing will be distributed to the appropriate Board member depending on the facts and circumstances outlined in the communication received. For example, if any complaints regarding accounting, internal accounting controls and auditing matters are received, they will be forwarded to the Chairman of the Audit Committee.

Compensation of Directors

     Effective January 1, 2005, the Directors of the Corporation who are not also full time employees of the Corporation are paid $14,000 annually plus $1,000 for each Board meeting they attend and $600 for each Committee meeting they attend. The Lead Independent Director receives an annual fee of $2,500 and committee chairmen receive an annual fee of $5,000 in addition to $800 for each meeting they attend. The Chairman of the Audit Committee receives an annual fee of $7,500 in addition to $800 for each meeting attended. Members of the Executive Committee receive an annual fee of $1,000 in addition to $600 for each meeting they attend. In addition, outside Directors of the Corporation (i.e., those who are not also officers of the Corporation) are eligible to be granted options to purchase stock in the Corporation pursuant to the Corporation’s 1999 Stock Option Plan for Nonemployee Directors. Option prices are set at not less than 85% of the fair market value of the stock on the date of grant. These options are generally exercisable over a five-year period in 20% annual installments beginning one year after date of grant.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information, as of April 12, 2006, concerning the beneficial ownership of the Corporation's Common stock for (a) each director (and nominee for director); (b) each of the named officers; and (c) all directors and executive officers of the Corporation as a group. Unless otherwise indicated, stock ownership includes sole voting power and sole investment power.

	Amount and
Name of	Nature of
Beneficial	Beneficial	Percent of
Owner	Ownership	Class
David Freedman (1)	1,173,250	12.9%
Dr. Jerome Birnbaum(2)	11,600	(3)
James T. Orcutt(4)	62,949	(3)
Kenneth Freedman(2)(5)	87,730	(3)
Peter Schkeeper(2)	10,130	(3)
Ernest Gross(2)(6)	24,289	(3)
Daniel S. Van Riper(2)	23,230	(3)
Dr. David Pramer(7)	73,914	(3)
Joel Jaffe	1,000	(3)
Dr. Lee Eppstein(4)	53,618	(3)
William J. Dunne(4)	14,744	(3)
All directors and executive officers as a group(1)(8)	1,557,803	17.1%
____________________

(1)

This figure includes 182,800 shares owned by Mr. Freedman’s wife directly but does not include 79,083 shares owned by a trust for the benefit of Mr. Freedman's wife. Mr. Freedman has neither voting nor investment control over the shares held by the Trust.

(2)

This figure includes respective shares which may be acquired within 60 days under stock option plans for nonemployee directors as follows: Kenneth Freedman – 6,600; Dr. Birnbaum – 4,400; Mr. Schkeeper – 7,920 and Mr. Van Riper – 14,575.

(3)	Less than 1 percent.

(4)

This figure includes respective shares which may be acquired within 60 days under stock option plans for officers and key employees as follows: Mr. Orcutt – 40,075; Dr. Eppstein – 19,580 and Mr. Dunne – 8,140.

(5)	This figure includes 12,963 shares owned by Kenneth Freedman’s wife and 30,194 shares in trusts for Mr. Freedman’s minor children for which he is the trustee.

(6)	This figure includes 500 shares owned by Mr. Gross’ wife and 23,789 shares owned jointly by Mr. Gross and his wife.

(7)	This figure includes 8,247 shares owned by Dr. Pramer’s wife and 65,667 shares owned jointly by Dr. Pramer and his wife.

(8)

This figure includes 109,430 shares which may be acquired by the officers and directors as a group within 60 days under the 1991 and 2001 Stock Option Plans for Officers and Key Employees, the 1998 Stock Option Plan for 10% Shareholder-Directors and the 1999 Stock Option Plans for Nonemployee Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information, as of April 12, 2006, concerning the only persons who, to the best of Management's knowledge, own beneficially more than five percent (5%) of the Corporation's Common stock. Unless otherwise indicated, stock ownership includes sole voting power and sole investment power.

Name and Address of	Amount and Nature of	Percent of
Beneficial Owner	Beneficial Ownership	Class
David Freedman (1)	1,173,250(2)	12.9%
44 Talmadge Road
Edison, New Jersey 08817

Estate of Sigmund Freedman (1)	985,201	10.8%
1050 George Street – 10M
New Brunswick, NJ 08901

Banque Carnegie Luxembourg S.A.	853,240(3)	9.3%
5 Place la Gare
L-1616 Luxembourg
Grand-Duchy of Luxembourg

Royce & Associates, Inc.	554,036	6.1%
1414 Avenue of the Americas
New York, NY 10019

Eliot Rose Asset Management, LLC	360,850(4)	4.0%
10 Weybosset Street – Suite 401
Providence, RI 02903

Ira Albert	462,479(5)	5.1%
1304 SW 160th Avenue – Suite 209
Ft. Lauderdale, FL 33326

____________________
(1)	David Freedman is the Executor for the Estate of his late brother Sigmund Freedman and consequently he controls 23.7% of the Common stock of the Corporation.

(2)

This figure includes 182,800 shares owned by Mr. Freedman’s wife directly but does not include 79,083 shares owned by a trust for the benefit of Mr. Freedman's wife. Mr. Freedman has neither voting nor investment control over the shares held by the trust.

(3)

Banque Carnegie Luxemburg S.A., Carnegie Global Healthcare Fund Management Company S.A., Carnegie Bank A/S, D. Carnegie & Co. AB and Carnegie Kapitalforvaltning AB are members of a group which collectively own 853,240 shares of the Corporation and have shared voting power with respect to the shares owned by each.

(4)

Gary S. Siperstein, the managing member of Eliot Rose Asset Management, LLC is deemed to be the beneficial owner of these securities pursuant to his ownership interest for Eliot Rose Asset Management, LLC.

(5)

Ira Albert may be deemed to have beneficial ownership and control of the shares of the Company’s Common stock held by members of his immediate family, accounts with respect to which Mr. Albert has discretionary authority and shares held by the Albert Partnership by virtue of his control as the General Partner of such entity. Mr. Albert disclaims beneficial ownership of the shares of the Company’s Common stock held by the discretionary accounts and by the Albert Partnership.

Executive Officers

     The following table presents the name, age and present office or position of each of the Corporation's executive officers:

Name	Age	Present Office or Position (1)

David Freedman	85	Chairman of the Board and Chief Executive Officer
James T. Orcutt	48	President and Chief Operating Officer
Adele Lavender (2)	81	Secretary
Thomas Bocchino(3)	46	Vice President, Finance, Chief Financial Officer,
		and Treasurer
Dr. Lee Eppstein	63	Vice President, Technology

____________________
(1)

Mr. David Freedman is also a director of the Corporation (see "Election of Directors" above). Adele Lavender, who had served as Administrative Assistant to Mr. David Freedman from 1970 until June 30, 1990, was appointed Secretary of the Corporation in 1985. James T. Orcutt, a director of the Corporation, was appointed President of the Life Sciences Division in May 2000, President of the Corporation on September 10, 2001 and Chief Operating Officer on February 23, 2004. Dr. Eppstein was appointed Vice President, Technology in February 2000.

(2)

Ms. Lavender retired from her position as Administrative Assistant to Mr. David Freedman effective June 30, 1990. Ms. Lavender continues to serve on a part-time basis and in an emeritus capacity as Secretary of the Corporation.

(3)

Mr. Bocchino joined the Company in January 2006 as the Vice President, Finance, Chief Financial Officer, and Treasurer. From July 2000 through July 2005 Mr. Bocchino was Chief Financial Officer of IVC Industries, Inc., a subsidiary of Inverness Medical Innovations, Inc. Mr. Bocchino is a Certified Public Accountant.

     The officers serve at the pleasure of the Board of Directors. The officers are normally elected at the meeting of directors immediately following the Annual Meeting of the Shareholders and serve until their successors are elected and qualified.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers and directors, and persons who own more than ten percent (10%) of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (SEC) and the NASDAQ. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Corporation believes that, during the year ended December 31, 2005, all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with on a timely basis.

Equity Compensation Plan Information

     The following table provides information as of December 31, 2005 with respect to the shares of the Corporation’s Common stock that may be issued under the Corporation’s existing equity compensation plans:

Number of Securities
Remaining Available
	Number of Securities	Weighted-Average	for Future Issuance
	to be Issued upon	Exercise Price of	Under Equity
	Exercise of	Outstanding	Compensation Plans
	Outstanding Options	Options,	(Excluding Securities
	Warrants and Rights	Warrants and Rights	Reflected in Column a)
Plan Category	(a)	(b)	(c)

Equity compensation plans
approved by shareholders	591,920	$4.93	488,162
Equity compensation plans
not approved by
Shareholders	-	-	-
Total	591,920	$4.93	488,162

EXECUTIVE COMPENSATION

     The following table sets forth a summary for the last three fiscal years of the compensation awarded to, earned by, or paid to, the Chief Executive Officer of the Corporation and the four most highly compensated executive officers other than the Chief Executive Officer whose individual remuneration exceeded $100,000 for the last fiscal year (the "Named Executive Officers").

SUMMARY COMPENSATION TABLE

		Annual Compensation(1)			Long-Term Compensation
				Other	Awards		Payouts
Name and				Annual	Restricted	Shares		All Other
Principal				Compen-	Stock	Underlying	LTIP	Compen-
Position	Year	Salary ($)	Bonus	sation	Awards	Options	Payouts	Sation(2)

David Freedman	2005	$288,943	$86,500	-	-	20,000	-	$18,315
Chairman of the Board and	2004	275,184	82,555	-	-	-	-	14,017
Chief Executive Officer	2003	264,600	-	-	-	-	-	13,272

James T. Orcutt	2005	222,741	78,675	-	-	20,000	-	3,563
President and	2004	207,200	73,633	-	-	-	-	3,481
Chief Operating Officer	2003	185,000	11,140	-	-	27,500	-	3,398

Samuel Eichenbaum(3)	2005	179,760	55,400	-	-	12,000	-	5,920
Vice President, Finance,	2004	171,200	62,610	-	-	-	-	5,279
Chief Financial Officer, and	2003	160,000	11,250	-	-	22,000	-	4,582
Treasurer

Dr. Lee Eppstein	2005	137,592	41,250	-	-	7,500	-	3,839
Vice President, Technology	2004	131,040	44,312	-	-	-	-	3,228
	2003	126,000	-	-	-	16,500	-	3,672

William J. Dunne	2005	133,673	22,724	-	-	6,000	-	2,899
Vice President, Sales	2004	127,308	32,136	-	-	-	-	2,302
	2003	123,600	-	-	-	5,500	-	2,639

____________________
(1)

While each of the Named Executive Officers received perquisites or other personal benefits in the years set forth above, the value of these benefits are not indicated since they did not exceed in the aggregate the lesser of $50,000 or 10% of the Named Executive Officer's salary and bonus in any year.

(2)

Amounts shown in all other compensation for 2005 include the Company’s matching contribution to the 401(k) plan in the following amounts: Mr. Freedman $3,150; Mr. Orcutt $3,150; Mr. Eichenbaum $3,150; Dr. Eppstein $2,651; Mr. Dunne $2,485. Also included in 2005 are life insurance premiums paid on behalf of the named executives in the following amounts: Mr. Freedman $15,165; Mr. Orcutt $413; Mr. Eichenbaum $2,770; Dr. Eppstein $1,188 and Mr. Dunne $414.

(3)	Mr. Eichenbaum retired on January 31, 2006.

     David Freedman was previously employed by the Corporation pursuant to an employment agreement, which expired on December 31, 2004.

     The Corporation entered into termination agreements with each of David Freedman and Dr. Lee Eppstein. Those agreements provide for payments by the Corporation to such individuals in the event that their employment relationship with the Corporation is terminated as a result of a transaction, not approved by the Corporation which effects a change in control of the Corporation, in an aggregate amount equal to 125% of the total salary and bonuses paid to them during the two years preceding their termination.

     The estimated amounts of compensation that would have been owed to the Named Executive Officers assuming that such terminations occurred as of March 31, 2006 are as follows: David Freedman - $924,000 and Dr. Lee Eppstein - $406,000.

     In addition, the Corporation has entered into termination agreements with James T. Orcutt and Dr. Lee Eppstein, which provide for payments equal to 200% of their current annual base salary at the time of termination if they are involuntarily terminated for any reason after the occurrence of a change in control of the Corporation.

All Other Compensation

     As a result of the interest-free loan to Mr. Eichenbaum (in order to exercise certain stock options) the Corporation has foregone $38 in interest in 2005.

Pension Plan

     The Named Executive Officers participate in the Corporation's Salaried Employees' Retirement Plan (the "Pension Plan"), which provides pension benefits to all salaried employees of the Corporation meeting certain age and length of service requirements. The following table sets forth the estimated annual pension benefits from the Pension Plan, based upon a maximum salary of $205,000 per year payable upon retirement at Normal Retirement Date (as defined in the Pension Plan):

Estimated Annual Benefits
Years of Continuous Service

Annual Salary	10	20	30	40	45
$100,000	$11,148	$22,680	$34,212	$43,978	$47,978
$120,000	$13,468	$27,400	$41,332	$53,098	$57,898
$140,000	$15,788	$32,120	$48,452	$62,218	$67,818
$160,000	$18,108	$36,840	$55,572	$71,338	$77,738
$180,000	$20,428	$41,560	$62,692	$80,458	$87,658
$205,000	$23,328	$47,460	$71,592	$91,858	$100,058

     The normal retirement benefit formula for plan participants provides that benefits are the sum of the following:

1. .5% of annual compensation up to $7,800 plus 1% of annual compensation in excess of $7,800 multiplied by Credited Service prior to January 1, 1983.

2.   .6% of annual compensation up to $7,800 plus 1.2% of annual compensation in excess of $7,800 for each year of Credited Service from January 1, 1983 to Normal Retirement Date up to a maximum of 35 years (maximum includes years of service prior to January 1, 1983) (as such terms are defined in the Pension Plan).

3. .8% of annual compensation for each year of Credited Service in excess of 35 years.

     The benefit amounts listed in the above table are not subject to any deduction for Social Security or other offset amounts. As of December 31, 2005, the years of credited service under the Pension Plan for Messrs. David Freedman; James T. Orcutt; Dr. Lee Eppstein and William J. Dunne are 59, 5, 23 and 16, respectively. During the fiscal year ended December 31, 2005, benefits under the Pension Plan were paid to David Freedman in the amount of $62,564.

Options Granted During 2005 to Named Executive Officers

     The following table sets forth certain information concerning grants of stock options made to the named executive officers in 2005.

					Potential Realizable
					Value at Assumed
	Number of	Percent of Total			Annual Rate of Stock
	Securities	Options Granted to	Exercise		Price Appreciation for
	Underlying	Employees in Fiscal	Price Per	Expiration	Option Term
Name	Options/Granted	Year	Share	Date	5%	10%
David Freedman	20,000	20.7%	$6.14	02/22/11	$41,764	$94,748
James Orcutt	20,000	20.7%	$6.14	02/22/11	$41,764	$94,748
Samuel Eichenbaum	12,000	12.4%	$6.14	02/22/11	$25,058	$56,849
Lee Eppstein	7,500	7.8%	$6.14	02/22/11	$15,661	$35,530
William J. Dunne	6,000	6.2%	$6.14	02/22/11	$12,529	$28,424

Options Exercised During 2005 and Fiscal Year End Option Values

     The following table sets forth information concerning the 2005 fiscal year-end value of unexercised options for each of the Named Executive Officers based upon the closing price of $6.79 per share on December 31, 2005.

	Shares		Number of Unexercised		Value of Unexercised in
	Acquired	Value	Options/SARs		The Money Options/SARs ($)(2)
Name	on Exercise	Realized($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
David Freedman	32,210	$23,513	-	20,000	$-	$13,000
James T. Orcutt	-	$-	52,140	46,180	$33,891	$30,017
Samuel Eichenbaum	-	$-	76,108	-	$49,470	$-
Dr. Lee Eppstein	-	$-	33,825	14,740	$21,986	$9,581
William J. Dunne	-	$-	19,140	11,720	$12,441	$7,618
____________________
(1)	Market value of underlying securities on date of exercise, minus the exercise price multiplied by the number of shares.

(2)	Market value of underlying securities at fiscal year-end, minus the exercise price multiplied by the number of shares.

Report of the Independent Directors of the Board of Directors

     The directors of the board of directors who meet the independence requirements of NASDAQ, after taking into consideration recommendations from the Corporate Governance and Compensation Committee, establish the compensation for David Freedman, the Chairman of the Board and Chief Executive Officer as well as for the other executive officers of the Corporation. The independent directors have no interlocking relationships as to which applicable Securities and Exchange Commission rules require disclosure.

     The independent directors receive a recommendation from the Corporate Governance and Compensation Committee as to the compensation of Mr. Freedman and the other executive officers. The independent directors utilize the same compensation components and performance assessments as followed generally by the Corporation and the Corporate Governance and Compensation Committee in determining compensation for the Corporation’s executive officers.

     For the year ended December 31, 2005, the compensation of David Freedman, the Chairman of the Board of the Corporation, consisted of a salary of $288,943. Mr. Freedman had an Employment Agreement which expired December 31, 2004. Neither Mr. Freedman nor any of the other executive officers participated in any decisions related to their compensation.

Submitted by the
Independent Directors of the Board of Directors

Dr. Jerome Birnbaum
Ernest Gross
Joel Jaffe
Dr. David Pramer
Peter Schkeeper
Daniel S. Van Riper

Report of the Corporate Governance and Compensation Committee of the Board of Directors

     The Corporate Governance and Compensation Committee of the Board of Directors reviews the compensation of the Corporation's executive officers and makes recommendations for decisions thereon by a majority of the independent directors. The Corporate Governance and Compensation Committee is composed of four (4) non-employee directors all of whom meet the independence requirements of NASDAQ, currently Mr. Ernest Gross, Dr. Jerome Binrbaum, Mr. Daniel S. Van Riper and Dr. David Pramer, who have no interlocking relationships as to which applicable Securities and Exchange Commission rules require disclosure.

     The Corporation compensates its executive officers through a combination of base salary, bonus, periodic grants of stock options, the use of Corporation owned automobiles and split dollar life insurance. In addition, executive officers participate in benefit plans, including medical, dental, life insurance, pension and 401(k) plans, that are generally available to all of the Corporation's employees.

     Base salary levels for the Corporation's executive officers are set generally to be competitive in relation to the salary levels of executive officers within the industry and other companies of comparable size and complexity. Base salary levels are also influenced by the performance of the Corporation with respect to growth in sales and net income, return on shareholders’ equity, return on sales and assets, sales per employee and market capitalization. In addition, compensation is measured against published survey information. In reviewing the salary levels of the executive officers of the Corporation, the Corporate Governance and Compensation Committee takes into account the problem-solving ability required to satisfactorily fulfill the positions' assigned duties and responsibilities and the impact the positions have on the operation and profitability of the Corporation.

Submitted by the
Corporate Governance and Compensation
Committee of the Board of Directors

Ernest Gross (Chairman)
Dr. Jerome Birnbaum
Daniel S. Van Riper
Dr. David Pramer

Report of the Audit Committee of the Board of Directors

     The Audit Committee of the Board is responsible for providing independent, objective oversight of the Corporation’s accounting functions and internal controls. The Audit Committee is composed of three (3) non-employee directors, each of whom is independent as defined by the National Association of Securities Dealers’ listing standards. The Audit Committee operates under a written charter approved by the Board of Directors. The Charter was originally filed with the Securities and Exchange Commission in connection with the filing of the Corporation’s proxy statement for its 2001 annual meeting and has been subsequently amended. The amended Charter is attached hereto as Appendix “A”.

     Management is responsible for the Corporation’s internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Corporation’s consolidated financial statements in accordance with generally accepted auditing standards in the United States of America and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. In addition, the audit committee preapproves the engagement of the independent accountants to provide non-audit services, including tax services.

     In connection with these responsibilities, the Audit Committee met with management and the independent accountants to review and discuss the audited consolidated financial statements included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005. The Audit Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communications with Audit Committees). The Audit Committee also received written disclosures from the independent accountants as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm’s independence.

     Based upon the aforementioned, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005 filed with the Securities and Exchange Commission.

Submitted by the
The Audit Committee of the Board of Directors

Joel Jaffe (Chairman)
Ernest Gross
Peter Schkeeper

     The Board has determined that Mr. Jaffe is an Audit Committee Financial Expert.

Certain Relationships and Transactions

     Carol Freedman, the daughter of David Freedman, and the sister of Kenneth Freedman, has been employed by the Company in various capacities since 1979. Ms. Freedman is currently Customer Service Manager and also is Assistant Treasurer of the Company. Her compensation for 2006 was $60,900.

     The Corporation loaned Samuel Eichenbaum $51,250 in August 1998 for 10 years without interest in order to exercise options for 20,460 shares of the Corporation’s Common stock. In 2005 this loan was repaid in full.

STOCK PERFORMANCE CHART

     The following chart compares the yearly change in the cumulative total shareholder return on the Corporation's Common stock during the last five years ended December 31, 2005, with the cumulative total return of the Hemscott Index and an index comprised of the Hemscott Group Index. The comparison assumes that $100 was invested on December 31, 2000 in the Corporation's Common stock and in each of the other two indices.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG NEW BRUNSWICK SCIENTIFIC CO., INC.,
HEMSCOTT INDEX AND HEMSCOTT GROUP INDEX

ASSUMES $100 INVESTED ON JAN. 01, 2001
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DEC. 31, 2005

	2000	2001	2002	2003	2004	2005
The Corporation	100	131.87	140.83	154.35	180.90	198.12
Hemscott Group Index	100	64.94	41.07	66.11	73.59	79.31
Hemscott Index	100	88.54	70.33	93.63	105.02	112.46

ITEM 2.	PROPOSAL TO ADOPT AN AMENDMENT TO THE CORPORATION’S EMPLOYEE STOCK PURCHASE PLAN RESERVING 100,000 ADDITIONAL SHARES FOR PURCHASE THEREUNDER.

Summary

     In 1987, the Corporation adopted an Employee Stock Purchase Plan (the “Stock Purchase Plan”). Under the Stock Purchase Plan, 559,231 authorized but unissued shares of the Corporation’s Common stock were reserved for purchase by eligible employees of the Corporation and its subsidiaries at 95% of fair market value, with funds contributed by the participating employees for that purpose under a payroll deduction arrangement. Most of those reserved shares have been purchased. Accordingly, the Corporation wishes to reserve an additional 100,000 authorized but unissued shares of Common stock for issuance under the Plan. The Board of Directors has approved this amendment and recommends that the shareholders approve it as well.

     The following description of the Stock Purchase Plan is qualified in all respects by the text of the Plan itself, which is attached hereto as Appendix “B”.

Description of the Stock Purchase Plan

     All regular employees of the Corporation and those of its subsidiaries in which the Company owns or controls at least 75% of the shares of capital stock (of all classes) outstanding (i) whose customary employment exceeds 20 hours per week and exceeds 5 months in any calendar year, and (ii) who have completed more than 12 months of employment with the Corporation or such subsidiaries prior to enrollment, are eligible to participate in the Stock Purchase Plan. However, persons who own or hold rights to purchase 5% or more of the voting power of the Corporation’s Common stock (i.e., Mr. David Freedman) are not eligible. An employee’s rights to participate in the Stock Purchase Plan terminate automatically if that person ceases to be employed by the Corporation or such subsidiaries for any reason. Also, if the Corporation’s ownership of any subsidiary in which the Corporation owns at least 75% of the capital stock when the Stock Purchase Plan becomes effective should later decrease below 75% , the Board may terminate the eligibility of the employees of that subsidiary, if it so elects. Management believes that a substantial majority of the employees of the Corporation and its subsidiaries are eligible to participate in the Stock Purchase Plan.

     The closing price of the Common stock of the Corporation on April 12, 2006 as quoted on the NASDAQ was $8.39 per share.

     Participants may authorize the Corporation to deduct up to 10% of their gross pay in any pay period subject, however, to a maximum of 70% of the 401(k) maximum contribution limit as set by the Internal Revenue Service, deductible in any one year. The amounts deducted by participants will be deposited in a bank account specially maintained for administration of the Stock Purchase Plan and segregated from the other assets of the Corporation. Each participant will receive regular statements of account with respect to his or her interest in the Stock Purchase Plan.

     On the last day of each month, the Corporation will apply the deductions from each employee’s gross pay accumulated during that month to the purchase of shares of the Corporation’s Common stock. The number of shares to be purchased for each employee shall be determined by dividing the amount of accumulated contributions by an amount equal to 95% of the last reported closing price in the over-the-counter market as quoted by NASDAQ and reported in The Wall Street Journal or other similar financial publications on the last trading day of each month.

     Notwithstanding the above, any participant may elect not to have the amounts deducted from their payroll applied to the purchase of stock on any given purchase date if they give written notice of non-purchase to the Corporation prior to the end of the month.

     The Stock Purchase Plan will be administered by a committee consisting of three persons (who need not be directors) appointed by the Board of Directors of the Corporation. The Corporation pays all expenses associated with the Stock Purchase Plan. The Stock Purchase Plan is subject to amendment at any time by the Board of Directors except that without the approval of the shareholders, the Stock Purchase Plan may not be amended to increase the number of shares of Common stock which may be sold to participants or to authorize payroll deductions in excess of 10% of the participants’ gross pay.

     Management recommends a vote “FOR” this amendment.

ITEM 3.	PROPOSAL TO AMEND THE 2001 NON-QUALIFIED STOCK OPTION PLAN TO RESERVE AN ADDITIONAL 100,000 SHARES FOR ISSUANCE THEREUNDER

 Summary

     In 2001, the Corporation adopted the 2001 Stock Option Plan for officers and key employees (the "2001 Plan"). The 2001 Plan provides for the granting of options to purchase shares of the Corporation's Common stock, par value $.0625 per share, to be drawn from authorized but unissued stock. Four hundred sixty two thousand (462,000) shares were previously available for options pursuant to the 2001 Plan. Shareholders will have no pre-emptive rights with regard to shares allotted to the 2001 Plan. As options have been granted with respect to a large portion of those 462,000 shares, Management desires to amend the 2001 Plan to increase the total number of shares available for options to 562,000, thus adding 100,000 more shares to the 2001 Plan. The purpose of the 2001 Plan is to attract and retain the services of experienced and talented persons as employees of the Corporation.

     The total number of authorized shares of Common stock of the Corporation is 25,000,000 of which 9,126,514 were outstanding as of April 12, 2006, the record date. As of April 12, 2006, the Corporation has outstanding, options to purchase 551,479 shares of its Common stock, including 373,619 options granted under the 2001 Plan.

     The following is a brief summary of the 2001 Plan. The complete text is attached as Appendix “C” hereto.

Description of the Stock Option Plan

     The 2001 Plan is administered by a Committee appointed by the Board. The Committee consists of at least two persons who are Directors of the Corporation and who are not eligible to receive any options under the 2001 Plan and no member of the Committee may have received any such options for the one (1) year period prior to election to serve on the Committee. Participants are selected by the Committee on the basis of the Committee's judgment as to each person's overall contribution to the success of the Corporation. The Committee determines both the number of optionees and the number of shares to be optioned to any individual under the 2001 Plan. The Board of Directors is able to amend the 2001 Plan without further approval by the shareholders, except insofar as such approval is required by the 2001 Plan for amendments which materially modify the eligibility requirements for the receiving of options, increase the total number of shares covered by the Plan, or otherwise materially increase the benefits accruing to optionees.

     No options may be granted under the 2001 Plan after March 14, 2011. Options granted under the 2001 Plan may have an exercise period of up to ten years. The 2001 Plan provides that the Committee shall determine the time when any such options shall be exercisable. Generally, twenty percent (20%) of the options granted shall become exercisable one year after the grant date and twenty percent (20%) shall become exercisable each year thereafter until all options are exercisable at the end of five years, provided however, the Committee shall have the full discretion at the time of granting each option to make such options immediately exercisable on grant or subject to vesting over one or more specified periods of time different from the general vesting schedule.

     In the sole discretion of the Committee, it may accelerate the vesting schedule of any options issued under the 2001 Plan. In the event of a change in control of the Corporation by a single person or group of affiliated persons or entities, such options will vest immediately before the change in control.

     The 2001 Plan provides that when an optionee ceases to be an employee of the Corporation for any reason other than death, voluntary retirement after attaining age 65 or disability, all rights to exercise unexercised options cease, whether or not accrued at the date of termination. In the event of termination of an optionee's employment due to death, voluntary retirement or disability, all options which have become exercisable as of the date of the optionee's death may be exercised by the executor, administrator or beneficiary of the estate of such optionee, for a period of twelve (12) months or the unexpired term of the option (whichever is less). In no event can a stock option be exercised after 10 years from the date it is granted, or such earlier date as may be specified in the option. The options are not transferable except in the event of death.

     The exercise price per share of each option must be at least the fair market value on the date of grant which, generally, is the closing price for the Corporation's Common stock as quoted on the NASDAQ. Payment for the full number of shares covered by the portion of any option exercised will be made in full at the time of exercise. Payment can be made by delivery of cash, check, bank draft or postal or express money order. At the Committee's sole discretion, payment can be made by delivery of shares of the Corporation's Common stock having an aggregate fair market value equal to the portion of the option price outstanding or at the discretion of the Committee, by delivery of the Optionee's personal recourse note with such terms as the Committee may approve.

     Options covering 59,330 shares remain available for grant under the 2001 Plan. No determination has been made with respect to future recipients of options under the 2001 Plan, and it is not possible to specify to whom such options may be granted, or the number of shares, within the limitations of the 2001 Plan, to be covered by such options.

     Options granted under the 2001 Plan are intended to be non-statutory options. Under current Federal income tax law, the grant of a non-transferable, non-statutory option generally is not a taxable event for the grantee or for the Corporation. Rather, the recipient of a non-statutory option generally realizes ordinary income upon exercise of the option in an amount equal to the excess of the fair market value of the stock acquired over the option price. The Corporation is entitled to claim a corresponding tax deduction, subject to the rules pertaining to the reasonableness of compensation and the withholding of income taxes, in an amount equal to the ordinary income realized by the grantee.

     The Corporation has filed the necessary registration statements under the Securities Act of 1933 to cover the issuance of shares pursuant to exercise of options granted under the 2001 Plan so that such registration statements are effective prior to the exercise of options for those shares. The Corporation expects to amend those registration statements to extend coverage to the 100,000 additional shares to be added to the 2001 Plan.

     The closing price of the Common stock of the Corporation on April 12, 2006, as quoted on the NASDAQ was $8.39 per share.

     Management recommends a vote "FOR" this amendment.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The Board of Directors has selected KPMG LLP as the Company’s independent registered public accounting firm to make an examination of the accounts of the Company for the fiscal year 2006. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions and to make such statements as they may desire.

     The fees billed for services rendered for the Company by KPMG LLP for fiscal 2005 and 2004 were as follows:

	2005	2004
Audit of the consolidated financial statements,
including timely quarterly review services	$289,000	$264,000
Audit related fees (benefit plan audits)	34,000	26,400
Tax services	56,000	73,700
Total fees	$379,000	$364,100

OTHER MATTERS

     Management does not know of any other matters which are likely to be brought before the meeting. However, in the event that any other matters properly come before the meeting, the persons named in the enclosed proxy will vote said proxy in accordance with their judgment on such matters.

2006 SHAREHOLDER PROPOSALS

     Shareholder proposals submitted for inclusion in the Proxy Statement of the Board of Directors for the 2007 Annual Meeting of Shareholders, must be received by the Corporation at 44 Talmadge Road, Edison, New Jersey 08817 on or before December 21, 2006.

GENERAL

     The cost of this solicitation will be borne by the Corporation. Brokers will be asked to forward solicitation material to beneficial owners of stock and will be reimbursed for their out-of-pocket expenses.

By Order of the Board of Directors

ADELE LAVENDER, Secretary

ANNUAL REPORT ON FORM 10-K

     The Corporation will provide without charge to each shareholder who requests it in writing, a copy of its Annual Report on Form 10-K for the year ended December 31, 2005, including the financial statements and schedules thereto (but without the exhibits thereto) filed with the Securities and Exchange Commission. The Corporation will furnish any exhibit to such Annual Report to any shareholder requesting the same upon payment of a fee equal to the Corporation’s reasonable expenses in furnishing such exhibit. All requests for the Annual Report on Form 10-K or exhibits thereto should be addressed to Thomas Bocchino, Vice President, Finance, New Brunswick Scientific Co., Inc. P.O. Box 4005, 44 Talmadge Road, Edison, New Jersey 08818-4005. The Company also makes its periodic and current reports available, free of charge on its website (http://www.nbsc.com) as soon as reasonably practicable after such material is electronically filed with the Securities and Exchange Commission.

Appendix "A”

NEW BRUNSWICK SCIENTIFIC CO., INC.

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

BOARD OF DIRECTORS APPROVAL AS OF MARCH 20, 2006

I.	Audit Committee Purpose

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:
  Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance.

  Monitor the independence and performance of the Company's independent auditors and internal auditing function.

  Provide an avenue of communication among the independent auditors, management, internal auditing function, and the Board of Directors.

  Report to the Board of Directors.

  Encourage adherence to, and continuous improvement of, the Company’s policies, procedures, and practices at all levels.

  Review areas of potential significant financial risk to the Company.

  Monitor compliance with legal and regulatory requirements.
The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee shall have the authority to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.	Audit Committee Composition and Meetings

Audit Committee members shall meet the requirements of the NASDAQ. The Audit Committee shall be comprised of three directors as determined by the Board, each of whom shall be independent, non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements. The Chairman of the Audit Committee shall be a “financial expert”, as defined by the SEC. Audit committee members may not receive any payment other than payment for Board or Committee service.

Audit Committee members shall be appointed by the Board on recommendation of the Nominating Committee. If an audit committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

The Committee shall meet as often as may be deemed necessary or appropriate in its judgment, generally quarterly. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee shall meet privately in executive session from time to time during the year with management, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors’ limited review procedures.

III.	Audit Committee Responsibilities and Duties

Review Procedures

	1.	Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

	2.	Review and discuss with management and the independent auditors the Company’s annual financial results prior to the release of earnings and the Company's annual audited financial statements prior to filing or distribution including significant issues, if any, regarding accounting principles, practices, adequacy of disclosure and judgments.

	3.	In consultation with the management and the independent auditors, consider the appropriateness and integrity of the Company's internal controls, financial reporting processes and disclosure controls. Discuss significant financial risk exposures including, but not limited to, off balance sheet transactions and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and any internal auditing function together with management's responses.

	4.	Review with management and the independent auditors the Company's quarterly financial results prior to the release of earnings and the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any unusual matters required to be reported to the Audit Committee. The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

Independent Auditors

	5.	The independent auditors report directly to the Audit Committee. The Audit Committee shall review the independence, professional qualifications and performance of the auditors and are responsible for the compensation and oversight of the auditors including the resolution of disagreements between management and the independent auditors regarding financial reporting.

	6.	Determine the fees and other significant compensation to be paid to the independent auditors and approve in advance, the engagement of the independent auditors to provide non-audit services not prohibited by the SEC or Public Accounting Oversight Board. Preapproval may be delegated to one or more members of the Committee.

	7.	On an annual basis, the Committee shall obtain a formal written statement from the independent auditors delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard 1, and shall review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence and consider the results of any peer review, inquiries and investigations of the independent auditors by professional or governmental authorities.

	8.	Review the independent auditors audit plan - discuss such matters as scope procedures and staffing.

	9.	Prior to releasing the year-end earnings, discuss the results of the audit and any significant changes in the audit plan with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with auditing standards and regulatory requirements.

10	Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.
  Discuss with management and the independent auditors the quality of the accounting principles and underlying estimates used in the preparation of the Company's financial statements and any alternate generally accepted accounting principles preferred by the independent auditors.

  Discuss with the independent auditors the clarity of the financial disclosure practices used or proposed by the Company.
Legal Compliance

11.	At least annually, get verification and review as necessary with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

12.	Establish procedures for the receipt, retention and treatment of complaints concerning accounting, internal accounting controls and auditing matters; review reported violations of the Company’s code of conduct and any complaints concerning accounting, internal accounting controls and auditing matters including the confidential and anonymous submission by employees of the Company regarding such matters.

Other Audit Committee Responsibilities

13.	Annually, prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

14.	Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

15.	Review financial and accounting personnel succession planning within the Company.

16.	Annually review policies and procedures as well as audit results associated with directors' and officers' expense accounts and perquisites. Annually receive from management for review and approval a summary of director and officers' related party transactions and consider any potential conflicts of interest.

Appendix "B”

EMPLOYEE STOCK PURCHASE PLAN
OF NEW BRUNSWICK SCIENTIFIC CO., INC.

1. Reservation of Stock

     To encourage and facilitate the purchase of capital stock of New Brunswick Scientific Co., Inc., there is hereby reserved for sale under the Employee Stock Purchase Plan of New Brunswick Scientific Co., Inc. (the “Plan”) 659,231 authorized but unissued shares of Common stock, par value $0.0625 per share, of New Brunswick Scientific Co., Inc. (the “Company”). Authorized but unissued shares are reserved under the Plan, however, issued shares that have been or may be reacquired by the Company, either especially for use under the Plan or otherwise, may be used for purposes of the Plan from time to time in place of the reserved shares.

2. Eligibility

     All regular employees of the Company and those of its subsidiaries in which the Company owns or controls at least 75% of the shares of capital stock (of all classes) outstanding (i) whose customary employment is for more than 20 hours per week and for more than five months in any calendar year, and (ii) who have completed twelve or more months of employment with the Company or such subsidiaries, shall be eligible to participate in the Plan. If the Company’s ownership or control of the outstanding capital stock of any subsidiary in which it owns at least 75% thereof as of the date the Plan becomes effective shall become less than 75% thereof after such date, then the Board of Directors may, in its discretion, terminate the eligibility of the employees of such subsidiary. Such termination may, at the election of the directors, be effective (i) immediately, in which case all amounts accumulated for the affected employees under Section 3 of the Plan shall promptly be returned to them, or (ii) immediately following the next succeeding date for the purchase of shares, as determined under Section 4 of the Plan.

     Each employee who is eligible to participate in the Plan may enroll in the Plan by signing a form provided by the Company to authorize payroll deductions for contributions to the Plan. Such enrollment form shall be completed and returned to the Company at least 2 days prior to each enrollment date, the enrollment dates for the Plan being the first day of each month.

     Notwithstanding the above, no employee of the Company or its subsidiaries shall be granted a right to purchase shares under the Plan if, immediately after such right is granted, such employee would own or hold a right to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any of its subsidiaries, within the meaning of the rules set forth in Section 423(b)(3) of the Internal Revenue Code of 1986.

3. Payroll Deductions

     Each participant in the Plan shall authorize payment for the shares to be purchased by him through allotments from his pay in even dollar amounts, in any pay period, not to exceed ten percent (10%) of his gross pay. The maximum amount, however, which may be allotted through payroll deductions by each participant shall not exceed 70% of the 401(k) maximum contribution limit as set by the Internal Revenue Service, in any one year during the duration of the Plan. Such payroll deductions must be made in each regular pay period. Subject to the foregoing maximum percentage and dollar amount, a participant may change the amount of their future allotments as of the beginning of any month by filing notice of the change with the Controller of the Company at least twenty-one (21) days prior to the start of the month.

     The Company will furnish to each participant promptly after the end of May and November in each year a statement of their account in reasonable detail.

4. Method of Purchase

a)	Beginning on November 30, 1987 and on the last day of each six month period through May 31, 2005 and on the last date of each month thereafter, so long as the Plan remains in effect, the Company shall apply the contributions accumulated in each participant’s account as of such date to the purchase of authorized but unissued, or reacquired, shares of its capital stock, provided that prior to such date the participant may submit a Notification of Non-Purchase Form, in which case no shares shall be purchased for the participant for such period. Any balance remaining after a purchase (or after an election not to purchase) shall be refunded to the participant, except that any amounts representing a fractional share which remain after a purchase will be carried over to the next succeeding period and either applied to the purchase of shares or refunded to the participant, as applicable.

b)	The number of shares to be purchased shall be determined by dividing the amount of accumulated contributions by 95% of the last reported closing price in the over-the-counter market on the last day of each month as quoted by NASDAQ and reported in The Wall Street Journal or other similar financial publications) for such date; or as soon as practicable after the purchase date, the Company shall issue to each participant a certificate evidencing the whole number of shares purchased.

c)	No Participant shall have the right to purchase stock under all stock purchase plans of the Company and its parent or subsidiary corporations at an accrued rate exceeding $25,000 of the fair market value of such shares (determined at the time such right to purchase is granted) for each calendar year in which such right to purchase is outstanding at any time.

5. Ownership of Stock; Non-Assignability

     No Participant as such shall be considered to own or have any interest in any shares of stock other than the whole shares purchased for them as above provided. Each participant or such other person as they shall have designated to become the record owner) shall be deemed the owner of record of any shares so purchased, on the date of issuance of the certificate evidencing the shares purchased.

     The right to purchase stock under the Plan shall be non-assignable. Any purported assignment or transfer of such right, voluntary or involuntary, shall be deemed to be an election not to exercise such right to purchase stock, and any sum accumulated at the time of any termination of employment for any reason, including death, shall be refunded.

6. Withdrawal from the Plan

     Any participant may withdraw from the Plan at any time by giving written notice of such withdrawal to the Controller of the Company at least five (5) business days before the date of withdrawal. Promptly after a participant’s withdrawal, they will be paid all amounts standing to their credit. A participant who has withdrawn may, if they remain eligible to participate in the Plan, resume participation as of the first day of any month beginning after their withdrawal, by filing a new application form at least twenty-one days prior to such date, provided that no employee may re-enter the Plan more than twice without approval of the Committee administering the Plan.

     A participant shall be deemed automatically to have withdrawn from the Plan at the time of their ceasing for any reason to be employed by the Company, or its subsidiaries described in section 2 above, or at the time they cease to be eligible to participate in the Plan. Any credit amounts standing to their credit shall be paid and delivered to them. In the event of the death of a participant, any amounts standing to their credit shall be paid and delivered to their executor or administrator. A leave of absence shall not be considered a termination of employment so as to effect withdrawal from the Plan provided such leave of absence is in accordance with established Company policy.

7. Administration

     The Plan shall be administered by a Committee of at least three members, who are appointed by (and subject to removal by) the Board of Directors of the Company. Members of the Committee need not be directors of the Company. Subject to direction of the Board, the Committee shall make such interpretations and adopt regulations as it may deem desirable or necessary in connection with the operation of the Plan. Members of the Committee shall receive no separate compensation for serving on the Committee.

8. Duration and Amendment

     The Plan is to continue in effect until 659,231 shares have been sold under it, subject, however, to termination at anytime by the Board of Directors of the Company. Upon termination of the Plan, all amounts standing to the credit of participants shall be distributed to them in the same manner as if they had withdrawn from the Plan.

     The Plan is subject to amendment at any time by the Board of Directors except that, without the approval of the stockholders of the Company, the number of shares which may be sold to participants shall not be increased, and payroll allotments exceeding ten percent (10%) of gross pay shall not be authorized. No amendment of the Plan will become effective until at least ten (10) days after written notice thereof has been given to each participant.

     If there is any recapitalization of the Company with respect to its Common shares or any split-up or combination or exchange of shares, the aggregate number of shares which may be thereafter be available under the Plan, the number of shares with respect to which rights to purchase have been granted at that time, and the price at which such shares may be purchased, shall be proportionately and appropriately adjusted.

9. Applicable Law and Regulations

     It is intended that this Plan and all rights granted hereunder will meet the requirements of an employee stock purchase plan under the Internal Revenue Code, or other applicable provisions, as they may be amended from time to time. The Plan, in all respects, shall be so interpreted and construed as to be consistent with this purpose.

     Sales of shares under the Plan shall be subject to approval of the Plan by the Company’s shareholders, as provided in the Internal Revenue Code, and to compliance with requirements of all applicable state and federal securities and other laws.

Appendix "C"

NEW BRUNSWICK SCIENTIFIC CO., INC.
2001 NONQUALIFIED STOCK OPTION PLAN
FOR
OFFICERS AND KEY EMPLOYEES

ARTICLE 1

NAME AND PURPOSE

     1.1 Name. The name of the stock option plan (the "Plan") shall be the New Brunswick Scientific Co., Inc. 2001 Nonqualified Stock Option Plan.

     1.2 Purpose. The Plan is intended to enable New Brunswick Scientific Co., Inc. (the "Company") to attract and retain experienced and exceptional executive employees with managerial and analytical talent, upon whom, in large measure, the sustained progress, growth and profitability of the Company depends. Accordingly, the Plan is intended to provide them with favorable opportunities to purchase equity in the Company through the grant of nonqualified stock options (the "Options"), thereby encouraging them to contribute to the Company's future success and prosperity, and enhancing the value of the Company for the benefit of its other share owners.

ARTICLE 2

SHARES SUBJECT TO THE PLAN

     2.1 Number of Shares. The stock subject to options issued under this Plan shall be shares of the Company's Common stock, par value $.0625 per share (the "Shares"). The total amount of Shares with respect to which options may be granted shall be 200,000 shares, subject to adjustment in accordance with the provisions of Section 2.2. Shares issuable under the Plan shall be authorized but unissued Shares of the Company. If any Option granted under the Plan expires or otherwise terminates, in whole or in part, without having been exercised, the Shares subject to the unexercised portion of such Option shall be available for the granting of Options under the Plan as fully as if such Shares had never been subject to an Option.

     2.2 Adjustments. The number of Shares that may be issued under the Plan, as stated in Section 2.1, and the number of Shares issuable upon exercise of outstanding Options under the Plan (as well as the exercise price per share under such outstanding Options shall be equitably adjusted by the Committee (referred to in Section 3.2) to reflect: (a) any stock dividend or stock split, (b) any subdivision or combination of outstanding shares or (c) any other reorganization or change in the stock or capital structure of the Company in connection with which the Company issues additional shares of capital stock without receiving any consideration therefor.

ARTICLE 3

ADMINISTRATION OF PLAN

     3.1 Stock Options. As used in the Plan, the term "Options" or "nonqualified stock options" means options that are not intended to qualify as incentive stock options under Section 422A of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

     3.2 Committee Authority in General. Except as otherwise provided below, the Plan shall be administered by a Stock Option Committee (the "Committee") appointed by the Board of Directors of the Company (the "Board"). The Committee shall have full authority to establish, from time to time, such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, and to make such determinations and interpretations under or in connection with the Plan and the Options granted hereunder, as it deems necessary or advisable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company, its stockholders, employees (including former employees), and directors, and any related corporation, and upon their respective legal representatives, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

     3.3 Committee Members. The Committee shall be composed of at least two (2) persons who are members of the Board of Directors. No member of the Committee may receive any options under the Plan, and no member may have received any such options for a period of at least one (l) year prior to his or her election to serve on the Committee. The Board may from time to time remove members from, or add members to, the Committee. The Board may on its own motion, amend the requirements, for eligibility for service on the Committee as may be reasonably required, in the judgment of the Board, in order to qualify each member of the Committee as a "disinterested person," as defined in the regulations of the Securities and Exchange Commission pertaining to Section 16(b) of the Securities Exchange Act of 1934.

     3.4 Actions of the Committee. The Committee shall hold meetings at such times and places as it may determine. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and a vote of the majority of those members present at any meeting, or acts approved in writing by a majority of the Committee, shall decide any question before the Committee.

     3.5 Exoneration. No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under this Plan, except those resulting from such member's gross negligence or willful misconduct.

     3.6 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the Company shall defend, indemnify and hold harmless the members of the Committee against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted hereunder, and against all amounts paid or payable by them in settlement thereof provided such settlement is approved by independent legal counsel selected by the Company or paid or payable by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith on the part of the Board or Committee member seeking indemnification hereunder, provided that upon the institution of any such action, suit or proceeding a Committee member shall, in writing, give the Company notice thereof and an opportunity, at its own expense, to handle and defend the same before such committee member undertakes to handle and defend it on her or his own behalf.

ARTICLE 4

ELIGIBILITY

The persons eligible to participate in the Plan shall be executive, managerial, or supervisory employees (except any employee who may be ineligible as a result of his or her appointment to the Committee) of the Company and its subsidiary companies who may be designated by the Committee. The persons eligible to receive Options under the Plan are referred to in this Plan as "Eligible Individuals." The Committee shall have the full discretion and authority to determine the persons to whom Options shall be granted under the Plan and to recommend the date of grant and the other conditions thereof, subject to the express terms of this Plan.

ARTICLE 5

OPTION TERMS

     5.1 Price of Options. The purchase price per Share (the "Option Price") under each Option granted under the Plan shall be determined and fixed by the Committee in its discretion, but shall not be less than the fair market value of such Shares on the date of grant of such Option. The fair market value of a Share on any day shall mean (a) the last reported closing price of a Share as quoted by NASDAQ and reported in The Wall Street Journal (or other reputable financial publication, in the event The Wall Street Journal is unavailable); or (b) if at any time the Company's Common stock is not eligible for quotation on NASDAQ, such other method of determining fair market value as shall be permitted by the Code or the rules or regulations thereunder, and adopted by the Committee from time to time.

     5.2 Maximum Exercise Period. The Committee shall fix the term of all Options, provided that such term shall not exceed ten years from the date of grant of such Option (the "Expiration Date").

     5.3 Installment Exercise. On the grant of each Option under this Plan (the "Grant Date"), the Committee shall determine the time when any of such Options shall be exercisable. Generally, twenty percent (20%) of the Options granted shall become exercisable one (1) year after the Grant Date and twenty percent (20%) shall become exercisable each year thereafter until all Options are exercisable at the end of five years, provided, however, the Committee shall have the full discretion at the time of granting each Option to make such Options immediately exercisable on grant or subject to vesting over one or more specified periods of time different from the general vesting schedule. The time at which such Options shall become exercisable, in whole or in part, shall be set forth in the Nonqualified Stock Option Agreement described in Section 5.10 below. An Option may be exercised as to less than the full amount of Shares then available for purchase under the Option, but must be exercised in multiples of full shares of stock. An Option may not be exercised more than ten times during the term of the Option.

     5.4 Payment. The Option Price shall be payable: (a) in cash or by check, bank draft, or postal or express money order, (b) at the discretion of the Committee, through delivery of shares of Common stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Option, or (c) at the discretion of the Committee, by delivery of the optionee's personal recourse note with such terms as the Committee may approve, or (d) at the discretion of the Committee, by any combination of (a), (b) and (c) above. The Committee shall set forth in the Nonqualified Stock Option Agreement, the form of permitted payment of the exercise price. Notwithstanding the foregoing, the Committee, in its sole discretion, may amend any outstanding Nonqualified Stock Option Agreement to permit one or more of the additional forms of payment set forth in (b), (c) or (d) above by providing written notice of such amendment to the optionee.

     5.5 Method of Exercise. An Option, or portion of an Option, shall be exercised by delivery of a written notice of exercise to the Company, accompanied by payment in full of the purchase price for the Shares with respect to which the Option is exercised. Until such Shares are issued, the holder of the Option shall have none of the rights of a share owner. In its discretion, the Committee may require that the exercise of an Option be conditioned upon the execution by the optionee of a written election under Section 83(b) of the Code.

     5.6 Transferability. No Option shall be assignable or transferable by an optionee otherwise than by will or by the laws of descent and distribution, and during the lifetime of the optionee, the Option shall be exercisable only by him, or in the event of his legal disability by his legal representative.

     5.7 Termination of Employment. If an optionee ceases to be employed by the Company for any reason other than death, voluntary retirement after attaining age 65 or disability (as described in Section 5.9 below) prior to the Expiration Date of any Options, such unexercised Option shall terminate as of the date of such termination of employment.

     5.8 Death of Optionee. If an optionee dies while an employee of the Company and if on the date of death an optionee holds an Option that is not fully exercised, then for a period of twelve (12) months after the optionee's death or the unexpired term of the Option, whichever is less, the Option may be exercised by the executor or administrator of the optionee or by any person who acquires the Option from the optionee by bequest or inheritance, to the extent that the optionee could have exercised such Option on the date of his or her death.

     5.9 Retirement or Disability of Optionee. If an optionee ceases to be employed by the Company or its subsidiary corporations by reason of voluntary retirement after attaining the age of 65 or by reason of disability and if on the date of termination of employment the optionee holds an Option that is not fully exercised, then for a period of twelve (12) months after the date of termination of employment or the unexpired Option term, whichever is less, the Option may be exercised to the extent that the optionee had the right to exercise such Option as of the date of termination of employment. If such optionee dies within twelve (12) months after the date of termination of employment and if on the date of his death he held an Option that is not fully exercised, then to the extent and for the period that the optionee could have exercised the Option under this Section 5.9 had he survived, the Option may be exercised by the executor or administrator of the optionee or by any person who acquires the Option from the optionee by bequest or inheritance. A "disability" shall, for all purposes under this plan, be defined as set forth in Section 105(d)(4) of the Internal Revenue Code of 1986, as amended.

     5.10 Option Agreement and Further Conditions. As soon as practicable after the grant of an Option, each optionee shall enter into, and be bound by the terms of, a nonqualified stock option agreement (the "Nonqualified Stock Option Agreement") which shall state the number of Shares to which the Option pertains. The Nonqualified Stock Option Agreement shall set forth such terms, conditions and restrictions regarding the Option not inconsistent with the Plan as the Committee shall determine. Without limiting the generality of the foregoing, the Committee, in its discretion, may impose further conditions upon the exercisability of Options and restrictions on transferability with respect to Shares issued upon exercise of Options.

     5.11 Accelerated Vesting. (a) Notwithstanding and in addition to 5.11(b) below, at any time, and from time to time, in the sole discretion of the Committee, the Committee may accelerate the vesting schedule of any Options issued under this Plan. Where the Committee determines that it shall accelerate the vesting of any option, it shall notify the affected optionee in writing.

     (b) In the event of a "Change in Control" of the Company, any Options not yet exercisable shall immediately vest and become exercisable. For purposes of this Agreement, "Change in Control" means the acquisition of the beneficial ownership of a majority of the voting securities of the Company and/or substantially all of the assets of the Company by a single person or entity or a group of affiliated persons or entities. Such Options shall vest immediately before the Change in Control.

ARTICLE 6

MISCELLANEOUS PROVISIONS

     6.1 Registration of Shares. The Company may, but shall not be obligated to, register the Options or the Shares received upon exercise of an Option, or both, with the Securities and Exchange Commission and any state securities law commission or agency. In the absence of such registration, both the Options and the Shares:

(i)	will be issued only pursuant to an exemption from registration;

(ii)	cannot be sold, pledged, transferred or otherwise disposed of in the absence of an effective registration statement or an opinion of counsel satisfactory to the Company that such registration is not required; and

(iii)	will bear an appropriate restrictive legend setting forth the statement contained in subparagraph (ii) above.

     The Company shall not be required to sell or issue any Shares under any Option if the issuance of such Shares would, in the judgment of the Company, constitute or result in a violation by the Optionee or the Company of any provision of law or regulation of any governmental agency. The Company at its discretion, may require the optionee to sign, when exercising an Option, an investment letter satisfactory to the Company.

     6.2 Application of Funds. The funds received by the Company upon the exercise of Options and otherwise under the Plan shall be used for general corporate purposes as permitted by law.

     6.3 Withholding of Taxes. The obligation of the Company to deliver Shares upon the exercise of any Option shall be subject to any applicable Federal, state and local tax withholding requirements.

     6.4 Governing Law. This Plan shall, to the maximum extent possible, be governed by the laws of the State of New Jersey.

     6.5 Employment Rights. The grant of an Option under this Plan shall not impose on the Company or its subsidiary corporations any obligation to continue to employ any optionee, and the right of the Company or its subsidiary corporations to terminate the employment of any person shall not be diminished or affected by reason of such grant of an Option.

ARTICLE 7

AMENDMENT AND TERMINATION

     7.1 Authority of Board of Directors. Except as otherwise provided in Section 7.2, the Board at any time, and from time to time, may suspend or discontinue the Plan or amend it in any respect as the Board may deem appropriate and in the best interests of the Company; provided, however, that no such suspension, discontinuance or amendment shall materially impair the rights of any holder of any Option granted under this Plan prior to such amendment, suspension or termination, without the consent of such holder.

     7.2 Shareholder Approval of Amendments. No amendment of this Plan shall be made which would, without the approval of the shareholders holding at least a majority of the outstanding shares of the Company voted at a meeting of such shareholders: (a) materially increase the benefits accruing to participants under the Plan; (b) increase the number of Shares that may be issued under the Plan (except for adjustments permitted or required under Section 2.2 above); materially modify the requirements as to eligibility for participation in the Plan; or (d) extend the term during which Options may be granted or exercised.

     7.3 Termination. No Options may be granted after ten years after the date on which this Plan was approved by the Board, provided, however, that the Plan and all outstanding Options shall remain in effect until such Options have expired or vested, as the case may be, or are terminated in accordance with the Plan.

ARTICLE 8

SHAREHOLDER APPROVAL AND EFFECTIVE DATE

     This Plan is subject to the approval of the holders of at least a majority of the votes cast by the holders of shares entitled to vote thereon, which approval shall be obtained at the annual shareholder's meeting following the adoption of the Plan by the Board. If the shareholders shall not approve the Plan as aforesaid, the Plan shall not be effective, and any and all actions taken prior thereto shall be null and void or shall, if necessary, be deemed to have been fully rescinded.

ANNUAL MEETING OF SHAREHOLDERS OF

NEW BRUNSWICK SCIENTIFIC CO., INC.

May 30, 2006

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

ê  Please detach along perforated line and mail in the envelope provided.  ê

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES LISTED BELOW AND A VOTE FOR PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors: To Elect three (3) Class I Directors to serve until					FOR	AGAINST	ABSTAIN
the 2009 Annual Meeting.			2.	The approval and adoption of an amendment to the New Brunswick Scientific Co., Inc. Employee Stock Purchase Plan increasing the number of authorized shares by 100,000.	☐	☐	☐
NOMINEES:
☐ FOR ALL NOMINEES	O	Kenneth Freedman
	O	Peter Schkeeper
☐ WITHHOLD AUTHORITY	O	Ernest Gross
FOR ALL NOMINEES
3.

The approval and adoption of an amendment to the New Brunswick Scientific Co., Inc. 2001 Nonqualified Stock Option Plan for Officers and Key Employees increasing the number of authorized shares by 100,000.

					☐	☐	☐
☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTION:		To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder		Date:	Signature of Shareholder		Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full  title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

This Proxy is Solicited on behalf of the Board of Directors

NEW BRUNSWICK SCIENTIFIC CO., INC.

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS

MAY 30, 2006

     The undersigned hereby constitutes and appoints David Freedman and James T. Orcutt, and each of them, proxies of the undersigned, with full power of substitution to represent and vote, as designated on the reverse side, all shares of the Common stock of New Brunswick Scientific Co., Inc. (the "Corporation") which the undersigned could represent and vote if personally present at the Annual Meeting of Shareholders of the Corporation to be held on May 30, 2006, and at any adjournment thereof.

(Continued and to be signed on the reverse side)